Exhibit 21




                       Subsidiaries of Atrion Corporation
                             As of December 31, 2004


                                               State of
               Subsidiary                    Incorporation      Ownership
     ----------------------------------------------------------------------
     Atrion Medical Products, Inc.              Alabama            100%
     Halkey-Roberts Corporation                 Florida            100%
     Quest Medical, Inc.                         Texas             100%
     AlaTenn Pipeline Company LLC               Alabama            100%
     Atrion Leasing Company LLC                 Alabama            100%
     ----------------------------------------------------------------------






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